3dwaxcarving

Igor Pinkevich, 3-D Design Specialist

13360 Torrey Meadows Drive #45, San Diego, CA 92129

Phone: (858) 484-2870

Email: igor@3dwaxcarving.com

Email: igor4d@gmail.com

Web site: http:www.3dwaxcarving.com

Linkedin Profile: www.linkedin.com/in/igor4d

To:

Lion Lam Diamond Inc.,

14520 memorial Drive, Suite M206

Houston, Texas 77079

Att: David Lam

Date:  June 20, 2011

Dear Mr. Lam,

Pursuant to your request for the 3-D design crown project, we are able to render a 3-D crown design for $800 providing a preliminary concept design for an extra charge of $200. You have an option to provide me with the concept design from your own team of artists.

Thank you for your business.

signed:

Igor Pinkevich

3-D Design specialist